Exhibit 99.3

Feb. 20, 2025 Windstream demonstrated solid financial and operational performance in 2024. We embraced and instilled quality into every element of our operations, and we executed on our key priorities. We ended 2024 with a strong balance sheet, aided by key refinancing transactions completed during the year, and through the announced merger with Uniti, we enhanced our strategic profile for the future. We extended our fiber coverage to an additional 167,000 consumer premises during the year, bringing our total to over 1.6 million consumer premises passed or 37% of our Kinetic footprint. We now have nearly 450,000 consumer subscribers on our fiber network, representing a 27% penetration rate of our next-generation services offered. Meanwhile, strategic revenues within our Enterprise and Wholesale businesses had a solid performance. Within Enterprise, we continue to focus on our Strategic and Advanced IP product portfolio, which now represents over 90% of Enterprise revenues. Wholesale continues to demonstrate its market leadership in innovation and remains focused on expansion of our network and partnerships. When reflecting on last year, I find myself proudly recounting our many accomplishments, particularly our dedication to quality that led to an improved customer experience. This commitment allows us to deliver services that resonate deeply with customers and to deliver on our 2025 priorities. We are forging ahead with fiber in 2025. We will continue to extend our reach by expanding, and accelerating, our fiber build plan to meet the growing demands in our residential, business, and wholesale markets. In addition, we will continue our commitment to quality and operational excellence, with the aim to capture greater market share and meet the evolving needs of our customers. Simply put, we want to be the trusted provider of communication services, the go-to company for the most reliable and responsive network, and the first choice for quality and service. FROM THE DESK OF Paul Sunu Chairman & CEO

Where to Find Additional Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  This communication may be deemed to be solicitation material in respect of the proposed merger between Windstream and Uniti (the “proposed transaction”).  In connection with the proposed transaction, Windstream filed a registration statement on Form S-4, containing a proxy statement/prospectus, with the SEC on February 12, 2025 and Uniti filed a proxy statement with the SEC on February 12, 2025. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders are able to obtain copies of the registration statement and proxy statement/prospectus (when available) as well as other filings containing information about Windstream and Uniti, without charge, at the SEC’s website, http://www.sec.gov. Copies of the registration statement and proxy statement/prospectus and each company’s other filings with the SEC may also be obtained free of charge from the respective companies. Copies of documents filed with the SEC by Windstream will be made available free of charge on Windstream’s investor relations website at https://investor.windstream.com/. Copies of documents filed with the SEC by Uniti will be made available free of charge on Uniti’s investor relations website at https://investor.uniti.com/.

Participants in the Solicitation

Windstream and Uniti and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Uniti is set forth in its definitive proxy statement, which was filed with the SEC on February 12, 2025. Investors may obtain additional information regarding the interests of such participants by reading the registration statement, proxy statement/prospectus and other relevant materials regarding the proposed transaction.